Exhibit 99.1

News Release

For Release July 20, 2016

9:00 A.M.

Contact: (803) 951- 2265
Joseph G. Sawyer, EVP & Chief Financial Officer or
Robin D. Brown, EVP & Chief Marketing Officer

First Community Corporation Announces Record Earnings, Second Quarter Results and Cash Dividend

Highlights

•	Record earnings of $1.745 million in the second quarter of 2016, a 20.9% increase in net income year-over-year
•	Diluted EPS of $.26 per common share in the second quarter of 2016, a 18.2% increase year-over-year
•	Net loan growth of $17.3 million in the second quarter of 2016, a 14.0% annualized growth rate.
•	Pure deposit growth (including customer cash management accounts) of $8.4 million in the second quarter of 2016, a 5.7% annualized growth rate
•	Revenues from mortgage and financial planning business units increased by 37.3% and 2.0% respectively on a linked quarter basis
•	Regulatory capital ratios remain strong at 10.24% (Tier 1 Leverage) and 16.14% (Total Capital) along with Tangible Common Equity / Tangible Assets (TCE/TA) ratio of 8.82%
•	Strong credit quality with non-performing assets (NPAs) of only 0.66%
•	Cash dividend of $0.08 per common share, which is the 58th consecutive quarter of cash dividends paid to common shareholders

Lexington, SC – July 20, 2016 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the second quarter of 2016. Net income for the second quarter of 2016 was $1.745 million as compared to $1.443 million in the second quarter of 2015. Diluted earnings per common share were $0.26 for the second quarter of 2015 as compared to $0.22 for the second quarter of 2015. Year-to-date 2016 net income was $3.213 million compared to $2.847 million during the first six months of 2015. Diluted earnings per share for the first half of 2016 were $0.47, compared to $0.43 during the same time period in 2015. Mike Crapps, First Community President and CEO, commented, “We are pleased with our results in the second quarter, in particular the growth in earnings and strong growth in our loan portfolio. We continue to work diligently to take advantage of the momentum in these areas.”

Cash Dividend and Capital

The Board of Directors has approved a cash dividend for the second quarter of 2016. The company will pay a $0.08 per share dividend to holders of the company’s common stock. This dividend is payable August 12, 2016 to shareholders of record as of August 1, 2016. Mr. Crapps commented, “Our entire board is pleased that our performance enables the company to continue its cash dividend for the 58th consecutive quarter.”

At June 30, 2016, the company’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 10.24%, 15.30%, and 16.14%, respectively. This compares to the same ratios as of June 30, 2015, of 10.41%, 15.67%, and 16.56%, respectively. Additionally, the regulatory capital ratios for the company’s wholly owned subsidiary, First Community Bank, were 9.79%, 14.64%, and 15.48% respectively as of June 30, 2016. The company’s ratio of tangible common equity to tangible assets was 8.82% as of June 30, 2016. Also, as of June 30, 2016, the Common Equity Tier One ratio for the company and the bank were 12.81% and 14.64%, respectively.

Asset Quality

The non-performing assets ratio declined to 0.66% of total assets, as compared to the prior quarter ratio of 0.87%. The nominal level of non-performing assets decreased to $5.895 million from $7.530 million at the end of the prior quarter primarily attributed to the payout of one loan in this category. Trouble debt restructurings, that are still accruing interest, declined during the quarter to $1.212 million from $1.634 million at the end of the first quarter of 2016. The increase of $4.7 million in the Special Mention category was primarily attributable to one commercial credit that experienced a temporary deterioration in profitability which we fully believe will be rectified in the 2016 year end results. The overall financial condition of the borrower remains strong.

Net loan charge-offs for the first six months of 2016 were $51 thousand (0.02% annualized ratio). Net charge-offs for the second quarter of 2016 were $18 thousand. The ratio of classified loans plus OREO now stands at 11.03% of total bank regulatory risk-based capital as of June 30, 2016.

Balance Sheet

(Numbers in millions)

	Quarter ending	Quarter ending	Quarter ending	3 Month	3 Month
	6/30/16	3/31/16	12/31/15	$ Variance	% Variance
Assets
Investments	$286.8	$286.0	$283.8	$0.8	0.3%
Loans	511.3	494.0	489.2	17.3	3.5%

Liabilities
Total Pure Deposits	$581.0	$573.0	$563.1	$8.0	1.4%
Certificates of Deposit	148.6	149.2	153.0	(0.6)	(0.4%)
Total Deposits	$729.6	$722.2	$716.1	$7.4	1.0%

Customer Cash Management	$21.1	$20.7	$21.0	$0.4	1.9%
FHLB Advances	32.4	24.4	24.8	8.0	32.8%

Total Funding	$783.1	$767.3	$761.9	$15.8	2.1%
Cost of Funds*	0.40%	0.41%	0.44%		(1bp)
(*including demand deposits)
Cost of Deposits	0.25%	0.25%	0.25%

Mr. Crapps commented, “We are extremely pleased with the growth in loans and pure deposits for the quarter and year-to-date. The tremendous loan growth, in excess of $22 million so far this year, is the result of continued focused efforts in this key area and momentum remains strong. Pure deposit growth for the year has been solid with almost $18 million in growth in the first six months of the year.” Federal Home Loan Bank advances increased $8.0 million in the second quarter. These are overnight advances that have subsequently been paid off from cash flow in the investment portfolio.

Revenue

Net Interest Income/Net Interest Margin

Net interest income was $6.7 million for the second quarter of 2016 compared to first quarter net interest income of $6.3 million. Second quarter net interest margin, on a tax equivalent basis, was 3.43% compared to net interest margin of 3.33% in the first quarter. The increase in net interest margin was partially attributable to an investment that was called at par resulting in the remaining discount of approximately $83 thousand being included in interest income.

Non-Interest Income

Non-interest income, adjusted for securities gains and losses and excluding any loss on the early extinguishment of debt, increased 8.4% on a linked quarter basis to $2.20 million in the second quarter of 2016, up from $2.03 million in the first quarter of this year. Revenues in the mortgage line of business increased 37.3% on a linked quarter basis to $913 thousand in the second quarter of 2016, up from $665 thousand in the first quarter of 2016. As expected due to seasonal impact, production increased during the second quarter to $27.6 million with yields slightly higher than expected due to a higher concentration of purchase money mortgages. Revenue in the investment advisory line of business increased slightly on a linked quarter basis to $297 thousand in the second quarter of 2016 up from $291 thousand in the first quarter of 2016. Mr. Crapps commented, “Our strategy of multiple revenue streams continues to serve us well as we focus our efforts to accelerate growth in these lines of business.”

Non-Interest Expense

Non-interest expense was nearly unchanged on a linked quarter basis to $6.333 million in the second quarter of 2016, down from $6.342 million in the first quarter of 2016.

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank operates fifteen banking offices located in the Midlands, Aiken, and Augusta, Georgia, and a loan production office in Greenville, in addition to two other lines of business, First Community Bank Mortgage and First Community Financial Consultants, a financial planning/investment advisory division.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersercurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

#  #  #

FIRST COMMUNITY CORPORATION
INCOME STATEMENT DATA
(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Six months ended
	June 30,		March 31,		June 30,
	2016	2015	2016	2015	2016	2015

Interest Income	$7,459	$7,049	$7,137	$7,283	$14,596	$14,332
Interest Expense	782	845	800	835	1,582	1,680
Net Interest Income	6,677	6,204	6,337	6,448	13,014	12,652
Provision for Loan Losses	217	391	140	406	357	797
Net Interest Income After Provision	6,460	5,813	6,197	6,042	12,657	11,855
Non-interest Income:
Deposit service charges	340	346	347	347	687	693
Mortgage banking income	913	980	665	735	1,578	1,715
Investment advisory fees and non-deposit commissions	297	407	291	296	588	703
Gain on sale of securities	64	167	59	104	123	271
Gain (loss) on sale of other assets	(84)	3	3	4	(81)	7
Loss on early extinquishment of debt	—	—	—	(103)	—	(103)
Other	734	662	724	598	1,458	1,260
Total non-interest income	2,264	2,565	2,089	1,981	4,353	4,546
Non-interest Expense:
Salaries and employee benefits	3,833	3,658	3,751	3,565	7,584	7,223
Occupancy	511	500	559	485	1,070	985
Equipment	437	394	429	402	866	796
Marketing and public relations	195	328	94	226	289	554
FDIC assessment	138	138	138	138	276	276
Other real estate expenses	21	154	51	154	72	308
Amortization of intangibles	80	98	83	103	163	201
Other	1,118	1,119	1,237	1,027	2,355	2,146
Total non-interest expense	6,333	6,389	6,342	6,100	12,675	12,489
Income before taxes	2,391	1,989	1,944	1,923	4,335	3,912
Income tax expense	646	546	476	519	1,122	1,065
Net Income	$1,745	$1,443	$1,468	$1,404	$3,213	$2,847

Per share data:
Net income, basic	$0.27	$0.22	$0.22	$0.22	$0.49	$0.44
Net income, diluted	$0.26	$0.22	$0.22	$0.21	$0.47	$0.43

Average number of shares outstanding - basic	6,553,752	6,539,154	6,572,969	6,522,420	6,583,687	6,534,389
Average number of shares outstanding - diluted	6,732,574	6,697,620	6,751,074	6,664,654	6,768,617	6,678,516
Shares outstanding period end	6,699,030	6,679,938	6,693,042	6,683,960	6,699,030	6,679,938

Return on average assets	0.80%	0.70%	0.68%	0.70%	0.74%	0.70%
Return on average common equity	8.53%	7.53%	7.35%	7.54%	7.95%	7.54%
Return on average common tangible equity	9.24%	8.25%	7.99%	8.23%	8.63%	7.82%
Net Interest Margin	3.32%	3.25%	3.22%	3.51%	3.37%	3.37%
Net Interest Margin (taxable equivalent)	3.43%	3.34%	3.33%	3.62%	3.46%	3.47%
Efficiency ratio	71.34%	74.27%	73.86%	73.27%	73.50%	73.78%

FIRST COMMUNITY CORPORATION
BALANCE SHEET DATA
(Dollars in thousands, except per share data)

	June 30,	December 31,	June 30
	2016	2015	2015

Total Assets	$888,837	$862,734	$836,406
Other short-term investments (1)	10,010	11,968	16,265
Investment Securities	286,766	283,841	271,203
Loans held for sale	7,707	2,962	6,662
Loans	511,303	489,191	474,016
Allowance for Loan Losses	4,877	4,596	4,281
Goodwill	5,078	5,078	5,078
Other Intangibles	1,257	1,419	1,606
Total Deposits	729,623	716,151	684,032
Securities Sold Under Agreements to Repurchase	21,112	21,033	19,460
Federal Home Loan Bank Advances	32,445	24,788	35,548
Junior Subordinated Debt	14,964	14,964	15,464
Shareholders’ equity	84,211	79,038	76,411

Book Value Per Common Share	$12.57	$11.81	$11.44
Tangible Book Value Per Common Share	$11.63	$10.84	$10.44
Equity to Assets	9.47%	9.16%	9.14%
Tangible common equity to tangible assets	8.82%	8.47%	8.40%
Loan to Deposit Ratio (excludes held for sale)	70.08%	68.75%	69.30%
Allowance for Loan Losses/Loans	0.95%	0.94%	0.90%
Allowance for Loan Losses plus credit mark/Loans	1.03%	1.15%	1.17%

(1) Includes federal funds sold, securities sold under agreements to resell and interest-bearing deposits

Regulatory Ratios:	June 30,	December 31,	June 30,
	2016	2015	2015

Leverage Ratio	10.24%	10.19%	10.41%
Tier 1 Capital Ratio	15.30%	15.40%	15.67%
Total Capital Ratio	16.14%	16.21%	16.56%
Common Equity Tier 1 ratio	12.81%	12.90%	12.36%
Tier 1 Regulatory Capital	$89,155	$86,682	$84,049
Total Regulatory Capital	$94,032	$91,278	$88,330
Common Equity Capital	$74,655	$72,444	$69,049

Average Balances:	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Average Total Assets	$880,382	$832,284	$872,935	$821,945
Average Loans	509,489	472,591	500,854	461,848
Average Earning Assets	808,747	765,999	800,583	755,865
Average Deposits	728,403	687,648	722,523	677,356
Average Other Borrowings	63,434	62,804	62,690	62,890
Average Shareholders’ Equity	82,276	76,909	81,304	76,141

Asset Quality:	June 30,	March 31,	December 31,
	2016	2016	2015
Loan Risk Rating by Category (End of Period)
Special Mention	$13,297	$8,581	$9,869
Substandard	8,552	10,445	10,327
Doubtful	—	—	—
Pass	489,454	474,995	468,995
	$511,303	$494,021	$489,191

	June 30,	March 31,	December 31,
	2016	2016	2014

Nonperforming Assets:
Non-accrual loans	$4,502	$6,013	$4,839
Other real estate owned	1,355	1,484	2,458
Accruing loans past due 90 days or more	38	32	—
Total nonperforming assets	$5,895	$7,529	$7,297
Accruing trouble debt restructurings	$1,212	$1,634	$1,632

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Loans charged-off	$24	$364	$71	$711
Overdrafts charged-off	13	12	29	23
Loan recoveries	(6)	(7)	(20)	(75)
Overdraft recoveries	(4)	(7)	(28)	(11)
Net Charge-offs	$27	$362	$52	$648
Net charge-offs to average loans	0.00%	0.08%	0.01%	0.14%

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Three months ended June 30, 2016			Three months ended June 30, 2015
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$509,489	$5,924	4.68%	$472,591	$5,704	4.84%
Securities:	282,453	1,509	2.15%	275,759	1,315	1.91%
Federal funds sold and securities purchased	16,805	26	0.62%	17,649	30	0.68%
Total earning assets	808,747	7,459	3.71%	765,999	7,049	3.69%
Cash and due from banks	10,756			8,883
Premises and equipment	30,224			29,741
Other assets	35,423			32,002
Allowance for loan losses	(4,768)			(4,341)
Total assets	$880,382			$832,284

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$153,734	$43	0.11%	$137,534	$39	0.11%
Money market accounts	164,795	109	0.27%	160,963	107	0.27%
Savings deposits	63,742	18	0.11%	56,808	16	0.11%
Time deposits	176,871	275	0.63%	188,162	273	0.58%
Other borrowings	63,434	337	2.14%	62,804	410	2.62%
Total interest-bearing liabilities	622,576	782	0.51%	606,271	845	0.56%
Demand deposits	169,261			144,181
Other liabilities	6,269			4,923
Shareholders’ equity	82,276			76,909
Total liabilities and shareholders’ equity	$880,382			$832,284

Cost of funds, including demand deposits			0.40%			0.45%
Net interest spread			3.20%			3.13%
Net interest income/margin		$6,677	3.32%		$6,204	3.25%
Net interest income/margin FTE basis		$6,889	3.43%		$6,387	3.34%

FIRST COMMUNITY CORPORATION
Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Six months ended June 30, 2016			Six months ended June 30, 2015
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$500,854	$11,605	4.66%	$461,848	$11,576	5.05%
Securities:	283,185	2,942	2.09%	276,529	2,697	1.97%
Federal funds sold and securities purchased under agreements to resell	16,544	49	0.60%	17,488	57	0.66%
Total earning assets	800,583	14,596	3.67%	755,865	14,330	3.82%
Cash and due from banks	10,655			8,329
Premises and equipment	30,160			29,411
Other assets	36,245			32,630
Allowance for loan losses	(4,708)			(4,290)
Total assets	$872,935			$821,945
Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$152,096	89	0.12%	$135,278	78	0.12%
Money market accounts	165,213	218	0.27%	156,903	203	0.26%
Savings deposits	63,039	36	0.11%	55,977	32	0.12%
Time deposits	177,806	550	0.62%	190,722	548	0.58%
Other borrowings	62,690	689	2.21%	62,890	819	2.63%
Total interest-bearing liabilities	620,844	1,582	0.51%	601,770	1,680	0.56%
Demand deposits	164,369			138,476
Other liabilities	6,418			5,558
Shareholders’ equity	81,304			76,141
Total liabilities and shareholders’ equity	$872,935			$821,945

Cost of funds, including demand deposits			0.41%			0.46%
Net interest spread			3.16%			3.26%
Net interest income/margin		$13,014	3.27%		$12,650	3.37%
Net interest income/margin FTE basis		$13,446	3.38%		$13,015	3.47%